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PICCADILLY CAFETERIAS, INC.             DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ENROLLMENT FORM

                                                          NOTE: This not a Proxy

EquiServe  Trust Company, N.A.          Please mark [X] the  appropriate  box to enroll or change
P.O. Box 8218                           your  current plan option.  PLEASE NOTE THAT DIVIDENDS ON
Boston, MA 02266-8218                   ALL  SHARES  HELD  IN  THE  PLAN  WILL  AUTOMATICALLY  BE
                                        REINVESTED.   DO  NOT  RETURN  THIS  CARD UNLESS YOU HAVE
                                        SELECTED ONE OF THE FOLLOWING OPTIONS:
                                        []     FULL DIVIDEND REINVESTMENT: I wish to reinvest the
                                               cash dividends on all shares registered in my name
                                               and on all shares credited to my account under the
                                               Plan.  I may also make optional cash payments of a
                                               minimum  of  $100  per  payment up to a maximum of
                                               $5,000 per quarter
                                        []     PARTIAL DIVIDEND REINVESTMENT: I wish to  reinvest
____________________________________           the cash dividends on _______ shares registered in
Name(s) of Owner(s)                            my name  and to  receive  cash  dividends  on  the
____________________________________           remaining  shares registered in  my  name for this
                                               account.  I may  also make optional cash payments.
____________________________________    []     OPTIONAL CASH ONLY.  I  wish to make optional cash
Street                                         payments to  the  Plan.  I will receive a dividend
____________________________________           check for all shares registered in my name. Please
City          State        Zip Code            make  check  or  money  order payable to EquiServe
                                               Trust Company, N.A



__________________________  __/__/__    If you have an address change, please mark the box to  []
Signature(s) of Registered    Date      the right and indicate the change on the reverse side
Owners(s)-all registered                of this form.
owners MUST sign


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                                    ^      DETACH CARD HERE     ^

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       PLEASE READ CAREFULLY BEFORE SIGNING.  TEAR ALONG PERFORATION AND
         RETURN THE TOP PORTION TO EQUISERVE IN THE ENVELOPE PROVIDED.
                  KEEP THE BOTTOM PORTION FOR YOUR REFERENCE

                            INVESTMENT OPTIONS FOR
   PICCADILLY CAFETERIAS, INC. DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

FULL DIVIDEND REINVESTMENT   The cash dividends on all Piccadilly Cafeterias,
Inc. shares registered in your name and the cash dividends on all shares credited to your account under the Plan will be invested to purchase additional shares. You may also invest by making optional cash payments of a minimum of $100 per payment up to a maximum of $5,000 per quarter.

PARTIAL DIVIDEND REINVESTMENT   The cash dividends on less than all Piccadilly
Cafeterias, Inc. shares registered in your name may be reinvested in the Plan. For example, if you have 300 shares registered in your name and want to reinvest cash dividends on 100 shares, check the "Partial Dividend Reinvestment" box and write 100 on the blank line. (The cash dividends you wish to reinvest must be on full shares.) You will receive dividends on the remaining 200 shares. Please note, the dividends on all shares held in the Plan will automatically be reinvested to purchase additional shares. You may also invest by making optional cash payments of a minimum of $100 per payment up to a maximum of $5,000 per quarter.

OPTIONAL CASH ONLY   You may make optional cash payments of a minimum of $100
per payment up to a maximum of $5,000 per quarter without reinvesting dividends on the shares registered in your name. Any shares purchased through optional cash payments will be credited to your account under the Plan. Dividends on all Piccadilly Cafeterias, Inc. shares credited to your account under the Plan will automatically be reinvested to purchase additional shares. Optional cash payments must be received by the Agent by the dates provided in the Plan Prospectus.

QUESTIONS   If you have any questions, please write to Piccadilly Cafeterias,
Inc. at EquiServe Trust Company, N.A., P.O. Box 8218, Boston, MA 02266-8218 or call toll-free: 1-800-633-4236.

Your participation in the Plan is subject to the terms set forth in the accompanying Prospectus. You may terminate participation in the Plan at any time by written notice to EquiServe Trust Company, N.A., Dividend Reinvestment Plan. P.O. Box 8218, Boston, MA 02266-8218.

DO NOT RETURN THIS FORM UNLESS YOU INTEND TO PARTICIPATE IN THE PLAN SINCE THIS FORM AUTHORIZES EQUISERVE TRUST COMPANY, N.A TO ENROLL YOUR ACCOUNT IN THE PLAN. IF THIS FORM IS SIGNED BUT NO BOX CHECKED, YOU WILL BE ENROLLED IN THE PLAN UNDER THE FULL DIVIDEND REINVESTMENT OPTION.

Return to:
EquiServe Trust Company, N.A.
P. O. Box 8218
Boston, MA 02266-8218